UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  January 21, 2015

INNOVUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52991	90-0814124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9171 Towne Centre Drive, Suite 440, San Diego, CA 92122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 964-5123

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Employment Agreement

On January 21, 2015, the Company and Lynnette Dillen (“Dillen”) entered into an employment agreement (the “Dillen Employment Agreement”) pursuant to which Dillen will continue to serve as the Company’s Executive Vice President and Chief Financial Officer.  The Dillen Employment Agreement has an initial term of five years, which term will be extended by an additional year on the fourth and each subsequent anniversary of Dillen’s start date of February 6, 2014 (the “Start Date”).  Dillen receives a base salary of $250,000 per annum (which was increased from $200,000 per annum for the first six months from the Start Date).  Pursuant to the Dillen Employment Agreement, Dillen will have an annual cash bonus target equal to 30% of base salary, based on performance objectives established by the Company’s Board of Directors (the “Board”), with the Board determining the amount of the annual bonus.  In addition, Dillen will receive a bonus of $100,000 upon the Company’s successful listing on The NASDAQ Stock Market, and subject to Board approval, a restricted-stock unit grant of 100,000 shares of Common Stock.  Further, upon the Company completing of raising $4 million in financing, Dillen will receive a bonus of $100,000.

On the Start Date, Dillen received a restrict stock unit grant of 600,000 shares of Common Stock, of which 200,000 shares vested on the six month anniversary of the Start Date, and the remaining 400,000 shares will vest in 50,000 increments on a quarterly basis starting with the nine month anniversary of the Start Date.

Upon termination of the Dillen Employment Agreement for any reason, Dillen will receive (i) a pro-rata bonus during that fiscal year based on the number of days employed during that fiscal year and (ii) Company group medical, dental and vision insurance coverage for Dillen and her dependents for six months paid by the Company.

Pursuant to the Dillen Employment Agreement, if Dillen’s employment is terminated as a result of death, disability or without Cause (as defined in the Dillen Employment Agreement) or Dillen resigns for Good Reason (as defined in the Dillen Employment Agreement), Dillen or her estate, as applicable, is entitled to the following payments and benefits, provided that a mutual release of claims is executed: (1) a cash payment in an amount equal to nine months of Dillen’s base salary and annual target bonus amount as in effect immediately prior to the date of termination; (2) Company group medical, dental and vision insurance coverage for Dillen and her dependents for six months paid by the Company; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards.

For purposes of the Dillen Employment Agreement, “Cause” generally means (1) commission of fraud or other unlawful conduct in the performance of duties for the Company, (2) conviction of, or entry into a plea of “guilty” or “no contest” to, a felony under United States federal or state law, and such felony is either work-related or materially impairs Dillen’s ability to perform services to the Company, and (3) a willful, material breach of the Dillen Employment Agreement that causes material harm to the Company, provided, however, that the Board must provide 30 days prior written notice of its intention to terminate for Cause, and give Dillen the opportunity to cure or remedy such alleged Cause and present Dillen’s case to the Board and afterwards, at least 75% of the Board affirmatively determines that termination is for Cause.

For purposes of the Dillen Employment Agreement, “Good Reason” generally means that within one year prior to the date of resigning, (1) a material diminution in Dillen’s title, authority, duties or responsibilities, (2) a reduction in Dillen’s base salary or target bonus amount, (3) a change in the geographic location greater than 100 miles from the current office at which Dillen must perform her duties, (4)  the Company elects not to renew the Dillen Employment Agreement for another term, or (5) the Company materially breaches any provision of the Dillen Employment Agreement, provided, however, that Dillen must provide 30 days prior written notice of her intention to resign for Good Reason, which notice must be given within 90 days of the initial occurrence of such cause, and give the Company the opportunity to cure or remedy such alleged Good Reason.

The foregoing description of the terms of the Dillen Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Dillen Employment Agreement, which is filed herewith as Exhibit 10.05 and is incorporated herein by reference.

Employment Agreement Amendment

On January 21, 2015, the Company and Bassam Damaj (“Damaj”) entered into an amendment to employment agreement (the “Employment Amendment”) pursuant to which the employment agreement, dated January 22, 2013 by and between the Company and Damaj (the “Damaj Employment Agreement”) was amended.  Pursuant to the Damaj Employment Agreement, the salary to be paid to Damaj would be deferred and not paid, but accrued for future payment if, in the determination of the Board, such payment would jeopardize the Company’s ability to continue as a going concern (the “Accrual Clause”).  Pursuant to the Employment Amendment, any future salary deferral determination is to be made at the discretion of Damaj.

Securities Purchase Agreements

On January 21, 2015 (the “Closing Date”), Innovus Pharmaceuticals, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) with Vista Capital Investments, LLC (“Vista Capital”) and Lynnette Dillen, the Company’s Chief Financial Officer (“Dillen” and together with Vista Capital, the “Investors”) whereby the Company issued and sold to the Investors promissory notes (the “Notes”) in the aggregate principal face amount of $165,000 and warrants (the “Warrants”) to purchase up to 750,000 shares of the Company’s common stock (the “Common Stock”) for gross proceeds of $150,000 (the “Private Offering”).

The Notes are due on July 31, 2015 and accrued a one-time interest charge of 8% on the Closing Date.  The Warrants, as amended, are exercisable for five years from the Closing Date at an exercise price of $0.30 per share of Common Stock.  The Warrants contain anti-dilution protection, including ratchet protection upon dilutive issuances, provided that, if the Company closes a financing that results in net proceeds of at least $1 million to the Company on or prior to March 31, 2015 and the Notes are repaid in full within 10 days of receipt of such funds, the dilutive issuance anti-dilution protection is eliminated and the exercise price of the Warrants is reset to $0.075 per share.

The exercisability of the Warrants may be limited if, upon exercise, the holder thereof or any of its affiliates would beneficially own more than 9.99% of Common Stock.

The Notes and Warrants sold in the Private Offering were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2), Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Each Investor represented that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

The foregoing information is a summary of the agreements involved in the Private Offering described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this Private Offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above under the sub-heading “Securities Purchase Agreements” is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above under the sub-heading “Securities Purchase Agreements” is hereby incorporated by reference into this Item 3.02.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above under the sub-headings “Employment Agreement” and “Employment Agreement Amendment” is hereby incorporated by reference into this Item 5.02.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

10.01	Form of Securities Purchase Agreement between the Company and Vista Capital Investments, LLC, dated January 21, 2015
10.02	Form of Securities Purchase Agreement between the Company and Lynnette Dillen, dated January 21, 2015
10.03	Form of Promissory Note between the Company and Vista Capital Investments, LLC, dated January 21, 2015
10.04	Form of Promissory Note between the Company and Lynnette Dillen, dated January 21, 2015
10.05	Form of Warrant between the Company and Vista Capital Investments, LLC, dated January 21, 2015
10.06	Form of Warrant between the Company and Lynnette Dillen, dated January 21, 2015
10.07	Form of Warrant Amendment between the Company and Vista Capital Investments, LLC, dated January 21, 2015
10.08	Form of Warrant Amendment between the Company and Lynnette Dillen, dated January 21, 2015
10.09	Employment Agreement, between Innovus Pharmaceuticals, Inc. and Lynnette Dillen, dated January 21, 2015
10.10	Employment Agreement Amendment, between Innovus Pharmaceuticals, Inc. and Bassam Damaj, dated January 21, 2015

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNOVUS PHARMACEUTICALS, INC.

Date: January 23, 2015	By: /s/ BASSAM DAMAJ
Bassam Damaj
President and Chief Executive Officer